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                                                                EXHIBIT 23.03


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Quintiles Transnational Corp., in respect of 4,600,000 shares of its Common Stock, of our report dated July 24, 1996, with respect to the financial statements of the Innovex Companies included in the Current Report on Form 8-K of Quintiles Transnational Corp. dated October 6, 1996 and to the reference to our firm under the caption "Experts" in the Registration Statement.


/s/ KPMG

KPMG
Reading, England
                                                        7 February 1997